                                                                     EXHIBIT 5.1

(KING & SPALDING LLP LOGO)                        191 Peachtree Street
                                                  Atlanta, Georgia  30303-1763
                                                  www.kslaw.com


                                                  Alan J. Prince
                                                  Direct Dial: (404) 572-3595
                                                  Direct Fax:  (404) 572-5147
                                                  aprince@kslaw.com

December 17, 2004

John H. Harland Company
2939 Miller Road
Decatur, Georgia  30035


         RE:      JOHN H. HARLAND COMPANY -- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel for John H. Harland Company, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to (1) 143,710 shares (the "1996 Plan Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the John H. Harland Company 1996 Compensation Plan for Non-Employee Directors (the "1996 Plan"), (2) 200,000 shares (the "2005 Plan Shares" and together with the 1996 Plan Shares, the "Shares") of Common Stock to be issued pursuant to the 2005 John H. Harland Company Compensation Plan for Non-Employee Directors (the "2005 Plan"), (3) $1,000,000 of obligations of the Company (the "2005 Plan Obligations") to pay deferred compensation pursuant to the terms of the 2005 Plan, and (4) $9,000,000 of obligations of the Company (the "Post-2004 Plan Obligations" and together with the 2005 Plan Obligations collectively, the "Obligations" and together with the Shares collectively, the "Securities") to pay deferred compensation pursuant to the terms of the John H. Harland Company Post-2004 Deferred Compensation Plan (the "Post-2004 Plan" and together with the 1996 Plan and the 2005 Plan collectively, the "Plans").

            In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials. For purposes of this



               ATLANTA o HOUSTON o LONDON o NEW YORK o WASHINGTON,D.C.

December 17, 2004
Page 2


opinion, we have assumed that the Shares that may be issued pursuant to the 1996 Plan and the 2005 Plan will continue to be duly authorized on the dates of such issuance.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

         1. The Securities have been duly authorized;

         2. When issued in accordance with the provisions of the Plans, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law); and

         3. When issued in accordance with the provisions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.



                                Very truly yours,

                                /s/ King & Spalding LLP

                                KING & SPALDING LLP